Exhibit 99.01
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
Investor  Winston Black                      Media     Garfield Group Public Relations
Contacts: Director, Corporate Development    Contacts: Grant Evans
          212-509-4166                                 215-867-8600 x271
                                                       gevans@garfieldgroup.com
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[ATX COMMUNICATIONS, INC. LOGO]


FOR IMMEDIATE RELEASE


                   ATX ANNOUNCES FURTHER RESTRUCTURING PLANS

      COMMENCES RECAPITALIZATION INITIATIVE UNDER PROTECTION OF CHAPTER 11

                  RECEIVES FINANCING COMMITMENT FROM LEUCADIA

                    OPERATIONS TO CONTINUE IN NORMAL COURSE

Bala Cynwyd, PA - January 15, 2004 - ATX Communications, Inc. ("ATX" or the "Company"), which, through its subsidiaries, is a leading integrated communications provider, today announced that it has commenced the final stage of its previously announced recapitalization initiative by filing voluntary petitions for reorganization under the protection of Chapter 11 of the U.S. Bankruptcy Code. The filing includes all of the Company's subsidiaries, which will continue to operate their businesses in the ordinary course. The reorganization process is not expected to have any effect on the Company's customers or operations.

The Company also announced that it has finalized debtor-in-possession financing to be provided by Leucadia National Corporation ("Leucadia") (NYSE & PCX: LUK). Leucadia is a diversified $2.8 billion holding company with telecommunications and network assets through its ownership of WilTel Communications Group, which operates one of the most advanced fiber-based telecommunications networks in the world. Leucadia has agreed to work cooperatively with ATX to achieve the Company's recapitalization so as to preserve and maximize the Company's operations and value. The terms of the financing are consistent with the terms announced by the Company on December 23, 2003. In addition to supporting ATX's restructuring initiative with new financing, Leucadia has purchased the Company's $156 million senior secured debt facility and has become the Company's sole senior secured lender under the facility.

Thomas Gravina, ATX's president and chief executive officer, stated, "This reorganization will allow the Company to operate in the ordinary course, while we restructure under the protection of the court in order to improve the Company's capital structure and position it for growth in the future. This is a widely used procedure that allows companies to reorganize in an orderly fashion. We are very pleased that Leucadia has become our sole secured lender and has demonstrated support of our restructuring efforts, including through the financing that they have provided."

"Our customers have been, and will continue to be, our number one priority and ATX will be there to meet their telecommunications needs, both now and into the future. Daily operations will continue as usual, and ATX intends to emerge from this proceeding as swiftly as possible."

Through the proceeding, the Company intends to complete an effort that began in 2001 to improve its operations and recapitalize. ATX has demonstrated considerable success to date towards this endeavor, improving profitability by more than $160 million annually, generating positive EBITDA in seven of the past eight quarters, recapitalizing approximately $600 million in unsecured debt, and eliminating more than $140 million in other liabilities.

"Despite shifting economic conditions and difficult capital markets in the telecom sector since 2000, we have made significant progress towards achieving our objectives of improving the Company's operations, increasing profitability, eliminating debt and resolving outstanding litigation," said Gravina. "We believe that by utilizing the protections granted by Chapter 11, we will be able to complete our restructuring plans and position the Company for a bright new future."

ATX filed its voluntary petitions in the U.S. Bankruptcy Court for the Southern District of New York.

The Company has established a section on its web site where visitors may get updated information about its restructuring plan and progress:
www.atx.com/movingforward

About ATX

Tracing its roots back to 1985, ATX Communications, Inc. is a holding company which, through various wholly-owned subsidiaries, is a facilities-based integrated communications provider offering local exchange carrier and inter-exchange carrier telephone, Internet, e-business, high-speed data, and wireless services to business and residential customers in targeted markets throughout the Mid-Atlantic and Midwest regions of the United States. Through its various subsidiaries, ATX currently serves more than 300,000 business and residential customers. For more information about ATX, please visit www.atx.com.

About Leucadia

Leucadia National Corporation is a holding company for its consolidated subsidiaries engaged in a variety of businesses, including telecommunications (through WilTel Communications Group), banking and lending (principally through American Investment Bank, N.A.), manufacturing (through its Plastics Division), real estate activities, winery operations, development of a copper mine (through its 72.8% interest in MK Gold Company), and property and casualty insurance and reinsurance. Leucadia currently has equity interests of more than 5% in the following domestic public companies: AmeriKing, Inc. (6.8%), Carmike Cinemas, Inc. (11%), The FINOVA Group, Inc. (indirectly 25% through its interest in Berkadia), HomeFed Corporation (30.3%), Jackson Products, Inc. (8.8%), Jordan Industries, Inc. (10.1%), Metrocall Holdings, Inc. (indirectly 7.3% through its interest in WebLink Wireless, Inc.), and ParkerVision, Inc. (6.3%).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words, "believe," "anticipate," "plan," "will," "expects," "projects," "positioned," "strategy," "targeted" and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. Such factors include, without limitation, the following: receipt of the requisite support pursuant to federal bankruptcy laws for a proposed plan of reorganization from those entitled to vote on the proposed plan of reorganization; meeting the requirements of the federal bankruptcy code for confirmation of a proposed plan of reorganization; judicial approval of a proposed plan of reorganization in accordance with all relevant bankruptcy laws; the potential adverse impact of the Chapter 11 proceedings on the Company's revenues, liquidity or results of operations; the ability of the Company to obtain trade credit and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; the ability to remain in compliance with all required ratios and covenants contained in agreements governing its indebtedness; the pace at which new competitors enter the Company's markets; competitive responses of other carriers; the execution and renewal of interconnection


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agreements with incumbent local exchange carriers on terms satisfactory to the
Company; acceptance of the Company's services by new and existing customers; regulatory, legislative, and judicial developments affecting the communications industry and the Company's business; the Company's ability to collect its accounts receivable in a timely manner; and effective management of administrative, technical, operational, and financial issues presented by the Company's business plan and chapter 11 proceeding; potential adverse developments with respect to the Company's liquidity or results of operations; the ability to fund and execute its business plan; potential adverse developments resulting from litigation; the ability to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; general economic and business conditions; technological developments; the Company's ability to continue to design networks, install facilities, obtain and maintain any required governmental licenses or approvals and finance construction and development, all in a timely manner at reasonable costs and on satisfactory terms and conditions; assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services. The Company assumes no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements. Investors are directed to examine the Company's SEC filings, which more fully describe the risks and uncertainties associated with the Company's business.


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